UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.)

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☑ Definitive Information Statement

HAWK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	Fee not required

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:
Series B Preferred Stock, par value $.01

	(2)	Aggregate number of securities to which transaction applies:
589,377

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$.0033

	(4)	Proposed maximum aggregate value of transaction:
$1,964

	(5)	Total fee paid:
$0.39

☑	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HAWK SYSTEMS, INC.

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL 33431

NOTICE OF ACTION BY WRITTEN CONSENT

Dear Stockholders:

NOTICE IS HEREBY GIVEN that Hawk Systems, Inc., a Delaware corporation (the “Company”) has received the written consent, in lieu of a meeting of stockholders, from the holders of shares representing approximately 63.8% of its outstanding voting capital stock of the Company, which consists of common stock, par value $.01 per share (the “Common Stock”) and Class B Voting, Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock,” together with the Common Stock, the “Capital Stock”). Each share of Series B Preferred Stock is convertible into 100 shares of Common Stock and is entitled to vote on all matters with the Common Stock on an as-converted basis. As explained in the enclosed information statement (“Information Statement”), holders of a majority of the Company’s outstanding shares of Capital Stock have approved a one (1) for six (6) reverse split of the Common Stock (the “Reverse Split”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reverse Split will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and the Company’s Board of Directors files an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the Reverse Split will become effective on or about April 7, 2010 (the “Effective Date”).

The details of the foregoing action and other important information are set forth in the accompanying Information Statement.

Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) any action which may be taken or is required to be taken at a meeting of the stockholders of a corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, four (4) stockholders holding a majority of the outstanding shares of Capital Stock approved the Reverse Split on or about December 16, 2008. No other vote or stockholder action is required. Under Delaware law, no dissenters’ or appraisal rights are afforded to the Company’s stockholders as a result of the approval of the Reverse Split as described herein.

Please read this Information Statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Reverse Split, this Information Statement contains important information about the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed on or about March 17, 2010 to all stockholders of record as of January 19, 2010.

By Order of the Board of Directors

/s/ David Coriaty
David Coriaty, Director

March 17, 2010

HAWK SYSTEMS, INC.

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL 33431

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished to the Company’s stockholders in connection with the action taken by the holders of a majority of the Company’s outstanding shares of Capital Stock with respect to the Reverse Split. In accordance with Section 228 of the DGCL, on or about December 16, 2008 (the “Approval Date”), the Company received a written consent in lieu of a meeting from four (4) stockholders, Mr. Eric Brown and his related entities, Grand Columbus Holding Inc., Discount Management, LLC and Signature Management, LLC (collectively, the “Majority Stockholders”), who together beneficially owned 13,217,717 shares of Common Stock and 67,500 shares of Series B Preferred Stock on the Approval Date, representing approximately 63.8% of the 31,308,136 voting shares of Capital Stock (consisting of 24,558,136 shares of Common Stock and 67,500 shares of Series B Preferred Stock (the equivalent of 6,750,000 votes)) issued and outstanding as of the Approval Date.

We anticipate that this Information Statement will first be mailed or furnished to the Company’s stockholders on or about March 17, 2010 in order to comply with the requirements of Section 14(c) of the Exchange Act and Section 228 of the DGCL. The Company will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

CHANGE OF CONTROL

On February 19, 2009, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) between the Company (formerly known as Explorations Group, Inc.), Hawk Acquisition Corp., a wholly-owned Florida subsidiary of the Company (“Hawk Acquisition”) and Hawk Biometric Technologies, Inc., a Florida corporation (“Hawk Biometric”), Hawk Acquisition merged with Hawk Biometric. Pursuant to the merger, Hawk Biometric was the surviving entity and became a wholly-owned subsidiary of the Company. The Reverse Split is a requirement under the Merger Agreement.

The Merger Agreement and the terms of the merger are discussed in greater detail below under the captions “Summary Term Sheet for the Merger” and “Merger.”

SUMMARY TERM SHEET FOR THE MERGER

The following is a summary of the principal terms of the merger consummated on February 19, 2009. This summary and the disclosure regarding the merger in this Information Statement is for informational purposes only in order to comply with the requirements of Section 14(c) of the Exchange Act. The Company’s stockholders were not entitled to vote on the merger under Delaware law.

On February 19, 2009, we entered into the Merger Agreement with Hawk Biometric and our wholly-owned subsidiary, Hawk Acquisition. In connection with the merger:

•

At the effective time of the merger, Hawk Acquisition merged with and into Hawk Biometric and the separate existence of Hawk Acquisition ceased, such that Hawk Biometric continued as the surviving corporation and as a wholly-owned subsidiary of the Company;

•

Each issued and outstanding share of Hawk Biometric Class A and Class B common stock was converted into .02 shares of Series B Preferred Stock, however, no fractional shares were issued and instead were rounded up to the nearest whole share;

•

Each share of Series B Preferred Stock is convertible into one hundred (100) shares of the Company’s Common Stock at any time, at the option of the holder, and will automatically be converted into Common Stock on the day following the completion of the Company’s Reverse Split, however, the conversion ratio of the Series B Preferred Stock is not subject to adjustment upon the occurrence of the Reverse Split.

•

The 67,500 shares of Series B Preferred Stock outstanding prior to the merger, which were owned by two of the Majority Stockholders, were canceled in connection with the merger.

•

Our Certificate of Incorporation was amended to change our name to Hawk Systems, Inc. on May 27, 2009;

•

The existing officers and directors of the Company resigned in connection with the merger and appointed new officers and directors as directed by Hawk Biometric; and

•

The Company is required to cause a Reverse Split whereby all issued and outstanding shares of our Common Stock will be Reverse Split on a 1 for 6 shares basis, however, no fractional shares will be issued and instead will be rounded up to the nearest whole share.

The Reverse Split will be effectuated by an Amendment to the Certificate of Incorporation of the Company upon consummation of, and the compliance with, all applicable regulatory approvals or notification requirements. This summary term sheet for the merger does not contain all information concerning the merger that may be important to you. We encourage you to read carefully this Information Statement, including the section entitled “The Merger” on page 6, any exhibits hereto and any documents incorporated by reference herein as well as any filings made by the Company with the SEC since the date of the merger.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT OF COMMON STOCK

General

The Board of Directors and Majority Stockholders have approved the filing of an Amendment to the Company’s Certificate of Incorporation which provides that every six (6) shares of our Common Stock outstanding immediately prior to the Effective Date of the Amendment (the “Old Shares”) will be automatically converted into one (1) share of our Common Stock (the “New Shares”), thereby reducing the number of outstanding shares of our Common Stock to approximately 5,966,552 shares, subject to rounding or the issuance of additional shares of our Common Stock. The Reverse Split is contingent upon the consummation of, and the compliance with, all applicable regulatory approvals or notification requirements. Upon receipt of all required regulatory approvals, we anticipate the Effective Date of the Reverse Split will be on or about April 7, 2010.

The Amendment does not change the par value of our Common Stock or the number of shares of our Common Stock authorized for issuance. The form of Amendment to the Certificate of Incorporation (“Amendment”) that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

Reasons for the Reverse Split

The Reverse Split was a condition of the merger with Hawk Biometric. The Company did not have a sufficient number of authorized but unissued shares of Common Stock in order to effect the merger transaction with Hawk Biometric. Therefore, the Board of Directors determined that the issuance of the Series B Preferred Stock followed by a reverse split of the Company’s Common Stock would be the most efficient and expedient manner to close the merger transaction with Hawk Biometric. As a result, the shares of Series B Preferred Stock issued to the former stockholders of Hawk Biometric will not convert into Common Stock until the Reverse Split is effected.

In addition, the Board of Directors of the Company wants to have authorized but unissued Common Stock available for various purposes, such as effecting other acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which would be necessary if the Company was to undertake new business operations. At the time of the merger, the Board of Directors had not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that would be available for issuance after the Reverse Split, other than the issuance of Common Stock upon conversion of the Series B Preferred Stock and the issuance of shares to holders of fractional shares after the Reverse Split.

Another reason for the Reverse Split relates to the current low market price of our Common Stock. We require financing to fund our business development, whether it be for the costs of any future acquisitions or the capital needed to fund the development and growth of our core business. In connection with the Reverse Split, every six shares of our Common Stock will be combined and reduced into one share of our Common Stock. In addition, at least initially upon consummation of the Reverse Split, our market price will increase by six times the trading price of our Common Stock on the Over-the-Counter Bulletin Board on the date announced by the Financial Industry Regulatory Authority (“FINRA”) following the Effective Date of the Reverse Split. By way of example, if our Common Stock closes at a trading price of $0.10 per share on the date immediately preceding the consummation of the Reverse Split, our Common Stock will open at a trading price of $0.60 on the date of the consummation of the Reverse Split. Our Board of Directors has concluded that an increase in the market price of our Common Stock may enhance the marketability of our Common Stock and so improve our prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the Common Stock. There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Our Board of Directors also believes that this higher trading price may expand the market of potential investors and help generate interest in the Company among institutional and other investors. If the Reverse Split results in an increased trading price and increased investor interest, the Board of Directors believes that stockholders may benefit from improved trading liquidity of the Company’s Common Stock. No assurance can be given, however, that any of the anticipated positive effects of the Reverse Split will in fact result from the Reverse Split.

In addition, it is important to note that the market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share of the New Shares may not remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the

Reverse Split may be lower than the total market capitalization before the Reverse Split. In the future, the market price of Common Stock following the Reverse Split may not equal or exceed the market price prior to the Reverse Split and may in fact decline to its previous levels.

Effect of Amendment

The Reverse Split will affect all of the holders of the Company’s Common Stock uniformly. Any fractional shares existing as a result of the Reverse Split will be rounded up to the nearest whole share. On the Effective Date of the Amendment, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the Amendment, prior to giving effect to the conversion of the Series B Preferred Stock. Once the Series B Preferred Stock is converted, however, the existing stockholder’s percentage of the outstanding shares of Common Stock will decline significantly as described above.

The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Split will have the following effects upon our Common Stock:

•

The number of shares owned by each holder of Common Stock will be reduced six fold;

•

Holders of a fractional share after giving effect to the Reverse Split will be rounded up to the nearest whole share which means that we may be required to issue additional shares of Common Stock, although we do not believe the number of shares issued as a result of this rounding will be significant;

•

The number of shares of our Common Stock which will be issued and outstanding after the Reverse Split will be reduced from 35,799,316 shares to approximately 5,966,552 shares, prior to giving effect to the conversion of the Series B Preferred Stock; and

•

Immediately after effecting the Reverse Split, the outstanding shares of Series B Preferred Stock will be automatically converted into Common Stock, resulting in significant additional dilution to the existing holders of shares of our Common Stock.

The Reverse Split will not affect the par value of our Common Stock. The Amendment will not change any of the other terms of our Common Stock. The shares of Common Stock after the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split.

Because the number of authorized shares of our Common Stock will not be reduced, an overall effect of the Reverse Split of the outstanding Common Stock will be an increase in shares of our Common Stock available for issuance prior to giving effect to the conversion of the Series B Preferred Stock. These shares may be issued by our Board of Directors in its sole discretion. The conversion of the Series B Preferred Stock and any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Our Common Stock will be quoted on the Over-the-Counter Bulletin Board at the post-Reverse Split price on and after the date announced by FINRA.

Exchange of Stock Certificates

Following the Reverse Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur on the Effective Date of the Amendment without any further action on the part of our stockholders. After the Effective Date of the Amendment, each share certificate representing the shares prior to the Reverse Split will be deemed to represent 1/6th of the number of shares shown on the certificate. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates.

Vote Required

In general, the affirmative vote of the holders of a majority of the shares of Capital Stock entitled to vote is required to approve the Reverse Split. However, in accordance with Section 228 of the DGCL, any action which may be taken or is required to be taken at a meeting of the stockholders of a corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As a result, the holders of shares representing approximately 63.8% of our outstanding shares of Capital Stock on December 16, 2008 voted to approve the Reverse Split.

Outstanding Voting Shares

On the Approval Date, there were 24,558,136 shares of Common Stock issued and outstanding and 67,500 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders. Each share of Series B Preferred Stock entitles the holder thereof to one hundred (100) votes on all matters, including those submitted to the holders of the Common Stock.

Dissenters’ Rights of Appraisal

The DGCL does not provide for appraisal or dissenters’ rights in connection with the Reverse Split.

THE MERGER

This section of the information statement describes the merger. Although we believe that the description in this section covers the material terms of the Merger Agreement and the transactions contemplated thereby, this summary may not contain all of the information that is important to you. You must carefully read the entire Information Statement and the other documents we refer to in this Information Statement, including the Merger Agreement, for a more complete understanding of the merger transaction.

General

On February 19, 2009, pursuant to the terms of the Merger Agreement between the Company, its wholly-owned subsidiary, Hawk Acquisition, and Hawk Biometric, Hawk Acquisition merged with and into Hawk Biometric. As a result of the merger, Hawk Biometric was the surviving entity and became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, as consideration for the merger, the former stockholders of Hawk Biometric received .02 shares of the Company’s Series B Preferred Stock for each share of Hawk Biometric Class A and Class B common stock they held. Each share of Series B Preferred Stock is convertible into one hundred (100) shares of the Company’s Common Stock at any time, at the option of the holder. In accordance with the terms of the Merger Agreement, the conversion ratio of the Series B Preferred Stock issued to the Hawk Biometric shareholders is not subject to adjustment upon the occurrence of the Reverse Split. Therefore, the shares of Series B Preferred stock issued to the Hawk Biometric shareholders will be automatically converted into 58,937,700 shares of Common Stock on the day following the completion of the Company’s anticipated Reverse Split.

In accordance with the terms and conditions of the Merger Agreement, upon the consummation of the Merger, Eric Brown, the Company’s sole officer and director, resigned as a director of the Company on February 20, 2009 and from the position of Chief Executive Officer and President of the Company effective February 23, 2009. On February 20, 2009, Messrs. David Coriaty, Mark Spanakos, Edward Sebastiano and Antonio DeRisi were appointed to the Board of Directors of the Company. In addition, on February 20, 2009, David Coriaty was appointed President and Chief Executive Officer of the Company, effective February 24, 2009.

As a result of the consummation of the Merger, we amended our Certificate of Incorporation in order to change our corporate name from “Explorations Group, Inc.” to “Hawk Systems, Inc.” on May 27, 2009.

Contact Information

The principal executive offices of Hawk Biometric are those of the Company, which are located at 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431.

Overview of Hawk Biometric’s Business

Hawk Biometric, a Florida corporation, was incorporated on October 25, 2007. Immediately upon its inception, Hawk Biometric acquired patented technology from Hawk Biometrics of Canada, Inc. covering the use of fingerprint technology to permit the operation of a vehicle only by an authorized driver, as well as, other related technologies.  Hawk Biometrics is a developer of innovative fingerprint authentication technology that it believes offers high degrees of security, convenience, and ease of use in applications such as automobile locks and potentially identity theft protection. The Company believes that this type of technology can also be used in banking, healthcare, hotel/casino operations, employee time clock and attendance, stadium security, sporting and gaming applications where identity management is required.

Background of the Merger

Beginning in September 2008, representatives from Cresta Capital Strategies, LLC (“Cresta”), a broker-dealer providing services on behalf of Hawk Biometric, contacted Eric Brown, our Company’s sole officer and director at the time, in order to discuss our interest in a merger transaction with another operating company. After certain discussions with our officer as to our goals and requirements with respect to a merger candidate, Cresta introduced Hawk Biometric to Mr. Brown. The initial meeting between representatives of the Company and Hawk Biometric occurred in October 2008.

From December 2008 through February 2009, we negotiated the terms and conditions of the Merger Agreement with representatives of Hawk Biometric. During this time Hawk Biometric supplied us with corporate and other records and documents for the purpose of reviewing Hawk Biometric’s business, and we supplied Hawk Biometric with similar information about us.

On January 14, 2009, we created Hawk Acquisition as a wholly-owned subsidiary of the Company in order to facilitate the merger transaction. After completion of the negotiations and due diligence review, in February 2009, our Board of Directors approved the merger and Merger Agreement by written consent. In February 2009, the Board of Directors of Hawk Acquisition and the Company, as the sole shareholder of Hawk Acquisition, approved the merger and Merger Agreement by written consent. The Merger Agreement between us, Hawk Acquisition and Hawk Biometric was executed as of February 19, 2009.

Our Reasons for the Merger and Recommendation

In reaching the decision to adopt the Merger Agreement, our sole director and the Board of Directors of Hawk Biometric consulted with respective management, as well as legal advisors. As discussed in greater detail below, these consultations included discussions regarding Hawk Biometric’s strategic business plan, the costs and risks of executing that business plan as a public company, its past and current business operations and financial condition, and its future prospects, the strategic rationale for the potential transaction with the Company, and the terms and conditions of the Merger Agreement.

Our Board of Directors determined that the merger was advisable and in the best interest of our stockholders. In reaching its decision to approve the Merger Agreement, our Board of Directors reviewed Hawk Biometric’s business, interviewed Hawk Biometric’s management and conducted legal, accounting and business due diligence investigations. The following are some of the factors considered in the decision to approve the merger and Merger Agreement:

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the ability of the combined company to potentially secure investor capital and financing for expansion of Hawk Biometric’s business;

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Hawk Biometric’s potential for development and future expansion of its operations, if successfully completed;

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our historical, current and prospective financial condition, results of operations and cash flows; and

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the remote likelihood that potential alternative transactions will be available to us, or if available, such transactions would be on terms acceptable to us.

In the course of deliberations, our sole director and our legal representatives reviewed Hawk Biometric’s historical, present and projected financials, and its historical and short and long-term strategic objectives, the opportunities in the marketplace that Hawk Biometric is pursuing and the risks associated therewith. In reaching the decision to approve the merger, our Board of Directors also considered a number of potentially negative factors concerning the merger. In view of the wide variety of factors considered in connection with the evaluation of the merger and the complexity of these matters, our sole director did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determination. However, our sole director concluded that the potential benefits of the transaction outweighed the potential negative factors and that, overall, the proposed transaction had greater potential benefits for each of the Company and Hawk Biometric and each company’s equity holders than other strategic alternatives. However, neither we nor Hawk Biometric can assure you that the merger will be successful or that the merged company will be able to achieve its business goals.

Taking into account all of the material facts, matters and information, including those described above, our Board of Directors and the Board of Directors of Hawk Biometric believed that the Merger Agreement was advisable and fair to and in the best interests of each of the Company and Hawk Biometric and each company’s respective equity holders.

Vote Required

The merger was a transaction between the two Florida entities, Hawk Acquisition and Hawk Biometric, and therefore approval by the Company’s stockholders was not required under Delaware law. Only the shareholders of

Hawk Biometric and Hawk Acquisition were entitled to vote pursuant to Florida law. Therefore, in accordance with Section 607.1103 of the Florida Business Corporation Act, the merger was required to be approved by each class entitled to vote on the plan of merger by a majority of all the votes entitled to be cast on the plan of merger by that class. The shares of Hawk Acquisition’s outstanding common stock and Hawk Biometric’s outstanding Class A and Class B common stock were the classes of capital stock entitled to vote on the merger. Accordingly, effective February 18, 2009, the merger and Merger Agreement were approved by the Company, as the sole shareholder of Hawk Acquisition, and by two (2) holders of shares representing approximately 53% of Hawk Biometric’s outstanding shares of Class A common stock and by six (6) holders of shares representing approximately 53% of Hawk Biometric’s outstanding shares of Class B common stock.

Dissenter’s Rights

Since the Company’s stockholders were not entitled to vote on the merger, the DGCL does not provide for appraisal or dissenters’ rights in connection with the merger.

Consideration

As consideration for the merger, the former shareholders of Hawk Biometric received .02 shares of the Company’s Series B Preferred Stock for each share of Hawk Biometric Class A and Class B common stock they held immediately prior to the merger. The terms of the Series B Preferred stock are as follows:

Dividends: The holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company legally available, and as and when declared by the Board of Directors, dividends of every kind declared and paid to holders of the Company’s Common Stock, at a rate per share equal to the Conversion Rate (defined below).

Conversion Features: Each share of Series B Preferred Stock is convertible at any time at the option of the holder into one hundred (100) shares of Common Stock (“Conversion Rate”), subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. In accordance with the terms of the Merger Agreement, the Series B Preferred Stock will automatically be converted into Common Stock on the day following the completion of the Company’s anticipated Reverse Split. In accordance with the terms of the Merger Agreement, the conversion ratio of the Series B Preferred Stock is not subject to adjustment upon the occurrence of the Reverse Split.

Voting and Liquidation: The Series B Preferred Stock has the voting rights equal to the number of shares of Common Stock the shares of Series B Preferred Stock are convertible into, regardless of whether or not they are converted. In the event of any liquidation or dissolution or winding up of the Company, voluntary or involuntary, the holders of the Series B Preferred Stock are entitled to receive liquidation benefits identical to those received by the holders of any class of the Company’s Common Stock, provided that each share of Series B Preferred Stock will be treated as if equal to the number of shares of Common. Stock which such shares are convertible into whether or not converted.

No Independent Financial Advisor

Neither we nor Hawk Biometric engaged an independent financial advisor to consult with, or render an opinion on, the relative advantages and disadvantages of the transactions. No report, opinion or appraisal materially relating to the merger has been received from any outside party.

Accounting Treatment

The merger has been accounted for as a reverse merger in the form of a recapitalization with Hawk Biometric as the successor company. The recapitalization has been given retroactive effect in the Company’s financial statements filed with the SEC since the merger. The consolidated financial statements of the Company represent those of Hawk Biometric for all periods prior to the consummation of the merger and of the Company and its wholly-owned subsidiaries, Hawk Biometric and Parking Pro, Inc. subsequent to the merger.

Material United States Federal Income Tax Consequences

CIRCULAR 230 DISCLOSURE. THE DISCUSSION CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE, OR LOCAL TAX PENALTIES. THE U.S. TAX DISCUSSION CONTAINED HEREIN IS NOT WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS INFORMATION STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON HIS, HER OR ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain material United States federal income tax consequences of the merger. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

Neither the Company nor Hawk Biometric has sought and they will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed below will be accepted by the IRS or the courts. The tax treatment of a stockholder may vary depending on such stockholder’s particular situation or status. With respect to holders of Hawk Biometric common stock, this discussion is limited to holders who hold their shares of Hawk Biometric common stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to holders who are subject to special treatment under United States federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding Hawk Biometric common stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their shares of Hawk Biometric common stock. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

The merger is intended to qualify for federal income tax purposes as a “tax-free reorganization” within the meaning of Section 368(a) of the Code. If the merger qualifies as a tax-free reorganization, (i) no gain or loss would be recognized for federal income tax purposes by the holders of Hawk Biometric common stock or the holders of our Common Stock upon consummation of the merger, except that gain or loss would be recognized on the receipt of cash, if any, received in lieu of fractional shares, and (ii) neither the Company nor Hawk Biometric would recognize any gain or loss as a result of the merger.

Regulatory Approvals

There are no material federal or state regulatory requirements which must be complied with or approval obtained in connection with the merger.

DESCRIPTION OF THE ACQUIRING COMPANY

References to the “Company,” “we,” “us” and “our” in the following section refer to the Company prior to the merger with Hawk Biometric. The disclosure provided below is written as of the fiscal year ended December 31, 2008 in order to provide information about the acquiring company prior to the merger to comply with the requirements of the rules and regulations of the Exchange Act, including Schedule 14(c).

BUSINESS

Overview

We were formed as a Delaware corporation on February 23, 2001. Pursuant to a reorganization agreement dated July 27, 2004, by and between the Company, Parking Pro, Inc., a New York corporation formed in May 2004 (“Parking Pro “) and the stockholders of Parking Pro, we acquired all of the issued and outstanding stock of Parking Pro, Inc., a New York corporation (“Parking Pro”) (the “Acquisition”). Since the Acquisition, we have been engaged in the business of acquiring and managing parking lots and garages in New York City and surrounding areas through our Parking Pro subsidiary.

New York Parking Market

Parking is a large business in the New York area with approximately 1.7 million vehicles entering New York City every weekday according to the New York Metropolitan Transportation Council. There are approximately 100,000 licensed off-street parking spaces in Manhattan and the size of a parking garage can range from as little as 7 spaces to more than a 1,000. The New York parking industry has historically been dominated by a handful of large companies with resources substantially greater than those of the Company. These companies generally focus on high profile, high turnover Manhattan facilities with significant capacities.

Operations

Leases

In general, we lease our parking facilities from third party landlords. Lease arrangements are typically for terms of three to twenty years and provide for renewals and contractually established payments to the facility owner regardless of the operating earnings of the parking facility. Under these leases, we are responsible for all facets of the parking operations, including utilities and ordinary and routine maintenance, but are generally not responsible for major maintenance, repair, or property taxes.

Maintenance

At least annually, and when needed on a more frequent basis, our management services include painting of traffic guides and parking areas, lighting of areas for improved operations and safety, gate maintenance, and electronics upgrade and maintenance.

Management Controls

We utilize a software system that generates a range of reports to audit our parking facilities. These reports provide management with current data concerning patron traffic, revenue collection and certain other facets of our operations.

Competition

The parking industry is fragmented and highly competitive with relatively low barriers to entry. We compete with a variety of other companies to manage, lease and own parking facilities, and face competition for customers and employees to operate parking facilities, most of which have greater financial and other resources than we do. Although there are relatively few large, national parking companies that compete with us, numerous companies, including real estate developers, hotel and property management companies, and national financial services companies either compete currently or have the potential to compete with parking companies. Municipalities and other governmental entities also operate parking facilities that compete with us. In addition, we face competition from numerous regional and local parking companies and from owner-operators of facilities. Construction of new parking facilities near the Company’s existing facilities increases the competition for customers and employees and can adversely affect the Company’s business.

Management believes that it competes for management clients based on a variety of factors, including fees charged for services; ability to generate revenues and control expenses; accurate and timely reporting of operational results; quality of customer service; and ability to anticipate and respond to industry changes. The Company competes for parking customers based primarily on rates charged for parking; convenience (location) of the facility; and quality of customer service. Factors affecting the Company’s ability to compete for employees include wages, benefits and working conditions.

Intellectual Property

We have not filed applications for registration of any of our trademarks. We rely on a combination of copyright, trademark, service mark and trade secret laws, and contractual restrictions to establish and protect our proprietary rights in products and services.

Although we do not believe that we infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current or future technologies. Any such claim, whether meritorious or not, could be time-consuming, could result in costly litigation and could have a material adverse effect upon our business, results of operations and financial condition.

Employees

As of December 31, 2008, the Company employed one full-time employee.

Government Regulation

Our business is subject to numerous federal, state and local laws and regulations. Parking facilities in New York City are subject to extensive governmental restrictions concerning numbers of cars, pricing, structural integrity and certain prohibited practices. Various state and local laws have been passed in recent years that encourage car-pooling and the use of mass transit or impose certain restrictions on automobile usage. These types of laws can adversely affected our revenues. Recently the Mayor of New York proposed a Congestion Pricing plan which would have created an $8 entry/exit fee for cars entering the central business district of Manhattan weekdays from 6am to 6pm. The New York state legislature failed to vote on the measure before the funding deadline in April 2008. Although the Congestion Pricing plan was not passed, the New York Department of Transportation currently has a series of pilot programs for peak-rate parking pricing in retail corridors such as Greenwich Village, Manhattan. The City of New York has also considered other actions, including higher tolls, increased taxes and vehicle occupancy requirements in certain circumstances, all of which could adversely impact us.

PROPERTIES

Our executive office consists of approximately 1,200 square feet of office space in Brooklyn, New York. This facility is leased on a month to month basis from an affiliate of the Company. We currently do not pay any rent for the use of the office space. We believe that our current facilities are adequate for the purposes for which they are intended.

In addition, during the fiscal year ended December 31, 2008, the Company leased one parking facility located in Manhattan from a third-party landlord. The facility had a capacity of 200. The lease expired in December 2008.

LEGAL PROCEEDINGS

There are no pending legal proceedings against us or which any of our property is the subject as of December 31, 2008.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is quoted on the Over-The-Counter Bulletin Board, under the symbol EXGI. However, there are at times limited quotations on our common stock and therefore there is no established public trading market for our common stock.

The following table sets forth the range of high and low bid prices per share of common stock. The quotations shown below reflect inter-dealer prices, without mark-up, markdown or commissions and may not present actual transactions.

Common Stock
	High	Low
Quarter ended:
March 31, 2007	.039	.005
June 30, 2007	.03	.015
September 30, 2007	.035	.015
December 31, 2007	.03	.015
March 31, 2008	.02	.017
June 30, 2008	.018	.008
September 30, 2008	.01	.008
December 31, 2008	.09	.013

Holders

As of February 18, 2009, there were approximately 98 record holders of our outstanding common stock, solely based upon the count our transfer agent provided us as of that date. This number does not include:

•

any beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries, or

•

broker-dealers or other participants who hold or clear shares directly or indirectly through the Depository Trust Company, or its nominee, Cede & Co.

Dividends

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, and other factors the Board considers relevant.

Equity Compensation Plans

We do not have any equity compensation plans.

SELECTED FINANCIAL DATA

Not required under Regulation S-K for smaller reporting companies.

SUPPLEMENTARY FINANCIAL INFORMATION

Not required under Regulation S-K for smaller reporting companies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required under Regulation S-K for smaller reporting companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. Historical results and percentage relationships are not necessarily indicative of the operating results for any future period. Within this discussion and analysis, all dollar amounts (except for per share amounts) have been rounded to the nearest thousand.

Twelve Months Ended December 31, 2008 Compared to the Twelve Months Ended December 31, 2007

Revenues

Our revenue is comprised of parking fees for garages that we operate on our own, license fees or rent payments for garages that we license or sublease to third parties, and management fees that we receive under management agreements. For the year ended December 31, 2008, we generated revenue of $35,448 which consisted of parking fees from customers and management fees received under the management agreements entered into with third-party operators, as compared to $129,780 for the year ended December 31, 2007.

The $35,448 in revenue constitutes revenue earned but not yet collected by the Company and the Company has set up a bad debt reserve in the same amount. There can be no assurance that such amounts can be collected.

Operating Expenses

Our operating expenses are comprised of personnel expenses and general and administrative expense. Our total operating expenses for the fiscal year ended December 31, 2008 were $15,990, which includes the bad debt reserve of $35,448 as discussed in the “Revenues” section above, as compared to $192,672, for the fiscal year ended December 31, 2007.

Our personnel expenses for the fiscal year ended December 31, 2008 were $50,000 as compared to the $30,000 for the fiscal year ended December 31, 2007.

Our general and administrative expenses include all our other expenses other than salaries, such as administrative costs, fees for professional services and rent.

Our general and administrative expenses for the fiscal year ended December 31, 2008 were $(109,386) and $9,138 for the fiscal year ended December 31, 2007. The reason for the negative general and administrative expenses was a result of the write–off of old liabilities in the amount of $55,317 and the result of the cancellation of stock previously issued for the non-performance of services in the amount of $75,000.

Net Profit (Loss)

Our net profit or loss is our revenue less our expenses. For the fiscal year ended December 31, 2008 our net profit was $19,458 as compared to a net loss of $62,892 for the fiscal year ended December 31, 2007.

Liquidity and Capital Resources

The Company’s capital requirements are dependent on several factors, including: rent payments due, acquisitions, and professional fees. At December 31, 2008, the Company had cash and cash equivalents totaling $227. In addition, the Company’s subsidiary, Parking Pro, ceased its formal operations in December 2008. Since cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to restructure the liabilities of the Company and/or sell additional equity, debt securities and/or obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional ownership dilution to our stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Risks and Uncertainty

Our business is subject to the effects of general economic conditions, and in particular competition and government regulation. Other risks and uncertainties for the Company include, but are not limited to:

•

adverse changes in general economic conditions, including the price of gasoline;

•

we might not be able to fund our working capital needs from cash flows; and

•

increased competition.

We may experience material fluctuations in future revenues and operating results on a quarterly or annual basis resulting from a number of factors, including but not limited to the risks discussed above.

Critical Accounting Policies

We recognize revenue from license fees and management contracts over the term of the related agreement using the straight-line method. The difference between the license fees and management contract revenue collected and the straight-line amount computed is included in the amount of deferred license fees and management contract revenue reported on the balance sheet.

Parking revenue from monthly customers is recognized as per the terms of the underlying contracts, usually on a monthly basis. Parking revenue from transient customers is recognized when received.

FINANCIAL STATEMENTS

The financial statements of the Company appear at the end of the Information Statement beginning on page F-1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 2, 2010 by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent of the outstanding shares of Common Stock, (ii) each director and executive officer, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of our Common Stock which may be acquired upon conversion of preferred stock or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class Prior to Reverse Split (2)	Percent of Class After Reverse Split (3)
Security Ownership of Management:
Common Stock	Michael Diamant (4)	0	*	*
Common Stock	David Coriaty (5)	7,689,000	16.2%	11.7%
Common Stock	Tony De Risi (6)	8,000,000	16.8%	12.2%
Common Stock	Edward Sebastiano (7)	8,000,000	16.8%	12.2%
Common Stock	Mark Spanakos (8)	8,000,000	16.8%	12.2%

	Officer & Directors as a Group (5 persons)	31,689,000	44.4%	48.3%

Security Ownership of Certain Beneficial Owners:
Common Stock	Grand Columbus Holding Inc. (9)	4,787,500	12.0%	1.2%
Common Stock	Greystone Business Credit II, LLC (10)	4,000,000	10.1%	1.0%
Common Stock	The Tucker Family Spendthrift Trust (11)	10,376,530	22.5%	9.8%
Common Stock	C.L.R., Associates, Inc. (12)	5,374,000	11.9%	8.2%

———————

* Less than 1%

(1)

Unless otherwise noted, the principal address of each of the directors and officers listed above is c/o Hawk Systems, Inc., 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431.

(2)

Assuming 39,759,345 shares of Common Stock issued and outstanding as of March 2, 2010. With respect to any securities not outstanding which are subject to such options, warrants, rights or conversion privileges, such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)

Assuming approximately 65,564,258 shares of Common Stock issued and outstanding after the Reverse Split and after giving effect to the conversion of all of the outstanding shares of Series B Preferred Stock issued in connection with the Merger. Of the shares of Series B Preferred Stock outstanding immediately prior to the Reverse Split, 64,165 shares of Series B Preferred Stock, which are convertible into 6,416,500 shares of Common Stock, were issued subsequent to the merger and are not automatically convertible into Common Stock in connection with the Reverse Split. Accordingly, these shares have not been included for purposes of the calculation above.

(4)

This amount does not include an option the Company has agreed to issue to Mr. Diamant on May 12, 2010, whereby Mr. Diamant will have the right to purchase 8,000,000 shares of the Company’s Common Stock on a post-Reverse Split basis at an exercise price of $0.36 per share, exercisable for a period of five (5) years from the date of issuance.

(5)

This amount consists of 105,890 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(6)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(7)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(8)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(9)

The stockholder’s address is 34 15th Street, Brooklyn, New York 11215.

(10)

 The stockholder’s address is 152 W 57th Street, 11th Floor, New York, NY 10019.

(11)

The stockholder’s address is c/o Penson Financial Services Inc., 1700 Pacific Avenue, #1400, Dallas, Texas 75201 according to the records of our transfer agent. This amount includes 64,165 shares of Series B Preferred Stock, which are convertible into 6,416,500 shares of Common Stock. These shares of Series B Preferred Stock were issued subsequent to the merger are not automatically convertible into Common Stock in connection with the Reverse Split, however, they may be voluntarily converted by the holder at any time. The amount shown as the percentage of Common Stock owned after the Reverse Split assumes the shares of Series B Preferred Stock are not converted. Leonard Tucker and Michelle Tucker are co-Trustees of The Tucker Family Spendthrift Trust (the “Trust”) and may be deemed to have beneficial ownership of the securities owned by the Trust.

(12)

The stockholder’s address is 5732 Wind Drift Lane, Boca Raton, FL 33433. This amount consists of 53,740 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above. Mr. Burt J. Rhodes is the sole executive officer of C.L.R., Associates, Inc. (“CLR”) and his wife, Mrs. Carole L. Rhodes is the sole director and shareholder of CLR and as a result, Mr. and Mrs. Rhodes have shared voting power and the power to dispose or to direct the disposition of the shares of Series B Preferred Stock held of record by CLR. Thus, Mr. and Mrs. Rhodes may be deemed to be the beneficial owners of the shares owned by CLR.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No current director or executive officer, or director or executive officer at any time since the beginning of the last fiscal year, nor associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split which is not shared by all other respective stockholders.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of the Company’s Information Statement may be sent to multiple stockholders in a household. The Company will promptly deliver upon written or oral request, a separate copy of the Information Statement to a stockholder if such stockholder calls or writes to the Company at the following address or phone number: Investor Relations, Hawk Systems, Inc., at 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431; or (561) 962-2885. If a stockholder wishes to receive separate copies of the Company’s information statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the stockholder may contact the Company at the above-referenced address or telephone number.

INCORPORATION BY REFERENCE

We are permitted to “incorporate by reference” certain documents and information into this Information Statement. This means that we are referring you to the information that we have filed separately with the SEC. The information incorporated by reference should be considered a part of this Information Statement. We are incorporating by reference into this Information Statement the copy of the Merger Agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 26, 2009. We undertake to provide without charge to each stockholder to whom a copy of this Information Statement has been delivered, upon request, by first class mail or equally prompt means, a copy of such document incorporated by reference into this Information Statement. You may obtain copies of the Merger Agreement incorporated by reference into this

Information Statement by submitting a request in writing addressed to Investor Relations c/o Hawk Systems, Inc., at 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431; or via telephone at (561) 962-2885.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: March 17, 2010

By Order of the Board of Directors

/s/ David Coriaty, Director

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Audit Committee

Explorations Group, Inc.

Brooklyn, New York

We have audited the accompanying consolidated balance sheets of Explorations Group, Inc., as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the two years ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Company as of December 31, 2008 and 2007, and the results of its operations and cash flows for the two years ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no material revenues, has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liebman Goldberg & Hymowitz, LLP

Liebman Goldberg & Hymowitz, LLP

Garden City, New York

April 14, 2009

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

BALANCE SHEETS

DECEMBER 31,

ASSETS

	2008	2009
Current assets:
Cash and cash equivalents	$227	$227

Total current assets	227	227

Other assets:
Security deposits	––	59,000
Property and Equipment - Net
Total assets	$227	$59,227

LIABILITIES AND STOCKHOLDER’S DEFICIT

Accounts payable	$––	$17,830
Sales tax payable	122,720	122,720
Accrued expenses and taxes payable	605,567	688,776
Convertible bond payable	25,000	––
Total current liabilities	753,287	829,326

Long-term liabilities:
Due to related parties	31,820	69,873
Convertible bond payable	––	25,000

Total liabilities	785,107	924,199

Commitments and contingencies
Stockholder’s deficit:
Preferred stock - B ($0.01 par value, 500,000 shares authorized, 67,500 issued and outstanding)	675	675
Common stock ($0.01 par value, 100,000,000 shares authorized, 24,558,136 issued and outstanding	245,582	162,659
Additional paid-in capital	1,204,682	1,226,971
Accumulated deficit	(2,235,819)	(2,255,277)

Total stockholders’ deficit	(784,880)	(864,972)

Total liabilities and stockholder’s deficit	$227	$59,227

 The accompanying notes are an integral part of the consolidated financial statements.

EXPLORATIONS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

	December 31,
	2008	2007

Revenues
Parking	$35,448	$129,780

Total Revenues	35,448	129,780

Operating Expenses
Personnel expenses	50,778	30,000
Bad debt expense	35,448	129,780
General and administrative	(109,386)	9,138
Professional fees	39,150	23,754

Total Operating Expenses	15,990	192,672

Net Income (Loss)	$19,458	$(62,892)

Income (loss) per share	$0.001	$(0.004)

The accompanying notes are an integral part of the consolidated financial statements.

EXPLORATIONS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

					Additional
	Preferred Stock B		$.01 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2006	67,500	$675	10,265,869	$102,659	$1,198,971	$(2,192,385)	$(890,080)

Common stock issued for debt			6,000,000	60,000	28,000		88,000

Net loss for the year ended December 31, 2007	––	––	––	––	––	(62,892)	(62,892)

Balance at December 31, 2007	67,500	$675	16,265,869	$162,659	$1,226,971	$(2,255,277)	$(864,972)

	Convertible		Common Stock		Additional		Total
	Preferred Stock B		$.01 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2007	67,500	$675	16,265,869	$162,659	$1,226,971	$(2,255,277)	$(864,972)

Common stock issued for debt			9,042,267	90,423	45,211		135,634

Cancellation of common stock			(750,000)	(7,500)	(67,500)		(75,000)

Net income for the year ended December 31, 2008	––	––	––	––	––	19,458	19,458

Balance at December 31, 2008	67,500	$675	24,558,136	$245,582	$1,204,682	$(2,235,819)	$(784,880)

The accompanying notes are an integral part of the consolidated financial statements

EXPLORATIONS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31,

	2008	2007

Cash Flows From Operating Activities:

Net Income (Loss) from operations	$19,458	$(62,892)
Adjustments to reconcile net income (loss) from operations to net cash (used in) operating activities:

Bad debt expense	––	35,724

Changes in assets and liabilities:
Security deposits	59,000	––
Accounts payable	(17,830)	––
Accrued expenses	(22,575)	27,168
Due to related parties	(38,053)	––

Net Cash (Used In) Operating Activities	––	––

Net Increase (Decrease) in Cash	––	––

Cash - Beginning of Year	227	227

Cash - End of Year	$227	$227

Supplemental items (non-cash)
Issuance of common stock for debt	$135,634	$88,000
Cancellation of common stock for non-performance of services	$(75,000)	$––

The accompanying notes are an integral part of the consolidated financial statements.

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 and 2007

1.

Summary of significant accounting policies:

General:

On September 9, 2004, Explorations Group, Inc. (the “Company”) acquired all of the issued and outstanding stock of Parking Pro, Inc., a New York corporation (“Parking Pro”).

Parking Pro was formed in the State of New York on May 25, 2004. The Company and its subsidiaries operate and lease public parking garages located in New York City and the surrounding area. On July 20, 2004, the Company issued 3,000 shares of common stock to acquire all of the outstanding shares of three affiliated companies: Big Scherm Corp. (“Big Scherm”), Chiefs Management Corp. (“Chiefs”) and NYC Parking Services Corp. (“NYC”).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a stockholders deficit of $ 112,045 and a working capital deficit of $112,045 at December 31, 2008. The Company had a loss of $ 75,411 from operations for the year ended December 31, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. The continued existence of the Company and its subsidiaries is dependent upon the ability to obtain additional capital and/or debt financing needed to repay the current obligations of the Company and its subsidiaries. There is no assurance that the Company will be able to obtain such capital or enough financing to provide the necessary cash flow needed to fund the Company’s operations.

Basis of consolidation:

The financial statements are prepared using the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and account balances have been eliminated upon consolidation.

Cash and cash equivalents:

Cash and cash equivalents include cash on hand and in the banks. They are carried at cost, which approximates fair market value.

Concentration of credit risk:

The Company maintains its cash in bank deposit accounts at high credit, quality financial institutions. The balances, at times, may exceed federally insured limits.

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 and 2007

1.

Summary of significant accounting policies (continued):

Property and equipment:

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in Other Income (Expense).

Depreciation is provided over the estimated useful lives of the assets involved using the straight-line or accelerated methods.

The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment.

Advertising costs:

The Company expenses advertising costs as they are incurred. The Company did not incur any advertising expense for the year ended December 31, 2008.

Income taxes:

The Company files a consolidated federal income tax return. The tax return is prepared using the same method of accounting that is used for the preparation of the financial statements.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:

Parking revenue from monthly customers is recognized as per the terms of the underlying contracts, usually on a monthly basis. Parking revenue from transient customers is recognized when received.

Recent Accounting Pronouncements:

There were no new FASB accounting pronouncements issued during the years 2007 and 2008 that affected the Company’s financial statements.

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 and 2007

2.

Reorganization:

On July 29, 2004, Parking Pro, Inc. (the “Company”) executed a reorganization agreement (the “Agreement”) with Explorations Group, Inc. (“Explorations”). Under the terms of the Agreement, the Company’s shareholders exchanged all of the issued and outstanding shares of common stock of the Company in exchange for 750,000 shares of Explorations, $ .01 par value, common stock and 67,500shares of Class B voting convertible preferred shares. Each Class B share is convertible into 100 shares of Explorations common stock. Of the 7,500,000 shares of common stock that may be received by the Company’s shareholders, 6,000,000 shares shall be designated as “Restricted Shares”. Upon the Company’s acquisition of interests in other parking facilities (a “Facility”) either owned or operated by affiliates of the Company or third parties (a “Facility Acquisition”), for which it acquires leases and/or management contracts, all restriction and cancellation provisions on six (6) restricted shares shall be removed for each one hundred ($ 100) dollars in annualized earnings before interest, taxes, depreciation and amortization (“EBITDA “) acquired by the Company as a result of such Facility Acquisition, which shall be determined by the December 31, 2003 financial statements. There were no changes under the terms of this agreement during the year ended December 31, 2008.

3.

Related party transactions:

The Company uses the services of a related entity to perform management services for the subsidiaries. F.B. Acquisitions, Inc., affiliated through common management, processed and collected cash receipts and paid certain expenses as well as providing other services on behalf of the subsidiaries. No formal agreement exists and no additional fee is charged for the other services. For the year ended December 31, 2008 the company did not pay any management fees.

During the quarter ended December 31, 2008, the Company recorded a write-off off old liabilities in the amount of $55,317 for amounts owed to various related parties. This debt was incurred for expenses paid by the related parties.

4.

Property and equipment:

Property and equipment consists of the following:

	December 31,
	2008		2007
Furniture and fixtures		$1,586		$1,586
Less: accumulated depreciation		(1,586)		(1,586)
Property and equipment, net	$	- 0 -	$	- 0 -

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 and 2007

5.

Income taxes:

Due to a net operating loss carryfoward, there is no current income tax provision for the year ended December 31, 2008.

The tax provision for income taxes differs from the “expected” tax expense for the year ended December 31, 2008, computed by applying a federal corporation tax rate of 34% as follows:

Computed “expected” tax expense		$5,166
Valuation allowance		5,166
	$	- 0 -

The tax effects of the temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

Tax benefit of net operating loss carryforward		$700,000
Gross deferred tax asset		700,000
Valuation allowance		(700,000)
Net deferred tax asset	$	- 0 -

As of December 31, 2008, the Company has a net operating loss carryforward of approximately $2,300,000 for income tax purposes, available to offset future earnings which expire on various dates through 2025. Uses of the net operating losses may be limited based upon the Internal Revenue Code.

In assessing the possibility of being able to use the deferred tax assets, management must consider whether it is more likely than not that the Company will generate taxable income in excess of these losses. Due to the Company’s reorganization and the ceasing of operations, except for consulting activities, it is more likely than not that the benefit of the deferred tax asset will never be realized.

6.

Convertible bond payable:

During 2004, Explorations Group Inc. issued a Class A, Series A Convertible Bond to the Tucker Family Spendthrift Trust (the “Trust”) in exchange for a series of matured and past due promissory notes aggregating $25,000 held by the Trust. The Class A Bond is in the principal amount of $25,000 plus interest accrued and has a term of five years, with interest payable upon maturity at the annualized rate of 2% over the prime rate charged by Citibank, N.A. (New York City). The Bond is secured by all of the Company’s assets and may be subdivided at the Trust’s option, into two or more separate obligations in the principal amount of at least $10,000 each.

The Class A Bond is convertible into shares of the Company’s securities such that, upon complete conversion, the number of shares owned by the Trust shall be equal to 10% of the Company’s outstanding and reserved capital stock, as defined in the bond document. In any event, the number of shares to be issued shall not exceed 4,200,000 shares of common stock. The Bond is subject to anti-dilutive rights for three months thereafter. Conversion may be effected in whole or in part and to this date the Trust has not exercised the option of conversion.

EXPLORATIONS GROUP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 and 2007

7.

Commitments and contingencies:

The Internal Revenue Service has a federal tax lien against all of the property and rights to the property of Big Scherm’s, Chiefs and NYC’s former parent, Smart Parking, Inc., for unpaid federal withholding taxes for the years ended December 31, 1999 and 2000. The unpaid balance is included in the accrued expenses.

On August 30, 2004, the Company entered into an employment agreement with its Chief Executive Officer/President. On August 30, 2004, Parking Pro entered into an employment agreement with its Vice President. Both agreements expired on August 29, 2007 as stated in the terms of the agreement. For their services, each received an annual base compensation of $25,000.

During the year ended December 31, 2008 there was $ 50,000 recorded for the employment agreement.

8.

Common stock:

During the quarter ended March 31, 2008, the Company issued 9,042,267 shares of common stock for the satisfaction of debt amounting to $135,634 or $0.015 per share. The Company valued these common shares at the quoted trading price on the date of issuance.

During the quarter ended December 31, 2008, the Company cancelled 750,000 shares of common stock that were previously issued in 2005, for services rendered. The Company cancelled said shares for non-performance of services.

9.

Subsequent event:

On February 19, 2009, pursuant to the terms of an Agreement and Plan of Merger by and between the Company, Hawk Acquisition Corp., a Florida corporation, and Hawk Biometric Technologies, Inc., Hawk Acquisition Corp, a newly formed, wholly-owned subsidiary of the Company (the “Merger Agreement”), merged with Hawk Biometric Technologies, Inc. Pursuant to the merger, Hawk Biometric was the surviving entity and became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the former stockholders of Hawk Biometric received .02 shares of the Company’s Series B Preferred Stock for each share of Hawk Biometric Class A and Class B common stock as consideration for the merger. Pursuant to the Amended and Restated Certificate of Designation of the Company’s Series B Preferred Stock, each share of Series B Preferred Stock is convertible into one hundred (100) shares of the Company’s common stock at any time, at the option of the holder and will automatically be converted on the day following the completion of the Company’s 6-for-1 reverse split of its common stock (the “Reverse Common Stock Split”). The Series B Preferred Stock is not subject to adjustment upon the occurrence of the Reverse Common Stock Split.

In February 2009, the Company issued a total of 5,441,864 shares of common stock to related parties in exchange for the following: 1,772,400 shares issued for the reimbursement of non-reimbursed expenses, 1,943,779 shares for payment of accrued by unpaid salary and 1,125,000 shares for services rendered in connection with the above-mentioned transaction.

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Correction to the Certificate of Amendment to the Certificate of Incorporation of Hawk Systems, Inc. *

B

Agreement and Plan of Merger by and between Hawk Systems, Inc., Hawk Acquisition Corp. and Hawk Biometric Technologies, Inc. (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2009).

———————

* Included herewith.

EXHIBIT A

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF AMENDMENT
TO THE

CERTIFICATE OF INCORPORATION

OF

HAWK SYSTEMS, INC.

——————————————

________, 2010

——————————————

Hawk Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Hawk Systems, Inc.

2.

That a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 2, 2009 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.

The inaccuracy or defect of the Certificate is that the effective date and time of the one-for-six reverse stock split (the “Reverse Split”) contemplated by the Certificate was incorrect since the Reverse Split has not yet been effected.

4.

Article 4 of the Certificate is hereby corrected to read as follows:

“This Amendment shall become effective on _______, 2010.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Certificate of Amendment to be executed as of the date first above written.

HAWK SYSTEMS, INC.

By:
Name:
Title:

A-1